Exhibit (a)(5)(A)

FOR IMMEDIATE RELEASE
October 7, 2007
SAP to Acquire Business Objects in Friendly Takeover;
Combined Companies to Accelerate Leadership for Business User
Applications
SAP and Business Objects to offer the industry’s most comprehensive portfolio of business performance and optimization solutions for Business Users for companies of all sizes
     WALLDORF, Germany and PARIS, France— October 7, 2007 — SAP AG (NYSE: SAP) and Business Objects S.A. (Nasdaq:BOBJ) (Euronext Paris ISIN code: FR0004026250 – BOB) today announced that the companies have reached an agreement that will bring together two of the information technology industry’s leaders, resulting in an unmatched offering for Business Users, enabling timely and accurate decision-making. Under the terms and conditions of the tender offer agreement, SAP will make a cash offer of € 42.00 per ordinary share and for American Depositary Shares (ADS) at the US$ equivalent based on the EUR/US$ exchange rate as of the settlement of the tender offers. The transaction volume taking into account the transaction costs will be slightly above€ 4.8 billion. The Business Objects board of directors has approved the tender offer agreement between the two companies and anticipates recommending the offer to its shareholders subject to fulfillment of certain regulatory requirements.
     Together, SAP and Business Objects intend to offer high-value solutions for process- and business-oriented professionals. The solutions will be designed to enable companies to strengthen decision processes, increase customer value and create sustainable competitive advantage through real-time, multi-dimensional business intelligence. SAP and Business Objects believe that customers will gain significant business benefits through the combination of new, innovative offerings of enterprise-wide business intelligence solutions along with embedded analytics in transactional applications. Additionally, the joint partner ecosystems will

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be fueled by the industry’s most powerful business process platform providing customers with the best enterprise information management platform available for SAP and non-SAP environments.
     SAP is the world’s leading provider of business software with more than 41,200 customers in more than 120 countries running SAP applications—from distinct solutions addressing the needs of small and midsize enterprises to suite offerings for global organizations. A key component of SAP’s growth strategy is to significantly increase its revenues from new products including addressing the growing demands of Business Users.
     “We are highly committed to the next generation of applications serving Business Users,” said Henning Kagermann, CEO of SAP AG. “The combination of SAP and Business Objects in their respective domains will benefit customers, prospects, partners, employees and shareholders. At SAP, we are excited about the prospect of having Business Objects join the SAP Group.”
     “The acquisition of Business Objects is in keeping with SAP’s stated strategy to double our addressable market by 2010 as announced in 2005,” said Kagermann. “SAP will accelerate its growth in the Business User segment, while complementing the company’s successful organic growth strategy. With the delivery of the first business process platform; the rapid adoption of our enterprise SOA platform, SAP NetWeaver; and the successful launch of the first complete on-demand business solution for midsized companies, SAP Business ByDesign, SAP can now take the opportunity to focus on the industry’s next high-growth opportunity, by accelerating and enhancing our efforts for the Business User category,” Kagermann, said.
     Headquartered in Paris, France Business Objects is widely recognized as the pioneer of the business intelligence (BI) software category. Today, Business Objects is the world’s leading BI software company with solutions spanning the information discovery and delivery, information management, analysis and performance management categories for more than 44,000 customers around the globe.
     “Business Objects helps companies transform the way they work through the use of intelligent information,” said Bernard Liautaud, Chairman and Founder of Business Objects. “The combination of Business Objects and SAP means that we can truly amplify the reach of Business Intelligence – from the C-suite to Main Street. John Schwarz and I are excited to see the innovation and hard work of our employees and partners validated and soon extended by the portfolio, domain expertise and presence of SAP.”

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     Transaction expected to be accretive to SAP’s earnings per share on a U.S. GAAP basis in 2009 and beyond
     SAP and Business Objects plan to exploit additional revenue opportunities and leverage potential synergies. Additional details regarding specific product, go-to-market and other executional details will be provided after the transaction is complete. Neither company intends to undertake significant restructuring as a result of the transaction.
     The closing of the transaction is expected within the first quarter of 2008. On that basis SAP expects the transaction to be accretive to SAP’s earnings per share on a U.S. GAAP basis in 2009 and beyond; however, due to acquisition-related one-time effects in 2008 SAP expects the transaction to be dilutive by mid single digits € cents to SAP’s 2008 earnings per share on a U.S. GAAP basis.
Business Objects to Operate Stand-Alone; Companies to Share Executives, Resources
     The two companies announced that Business Objects will operate as a stand-alone business as part of the SAP Group. Business Objects customers will continue to benefit from open, broad and integrated business intelligence solutions — independent of databases and applications – while also gaining the advantage of application alignment for business analytics. Business Objects will significantly enhance its Business Intelligence portfolio scope and capacity with SAP people, know-how and networks.
     SAP said that the expertise and solutions from Business Objects would be complementary to offerings SAP already provides for Business Users — including, for example, category leadership in Governance, Risk and Compliance; business intelligence in the SAP platform; as well as corporate performance management capabilities – including those recently added through tuck-in acquisitions from OutlookSoft and Pilot Software.
     When the transaction is complete, John Schwarz will continue as the CEO of the Business Objects entity and is expected to become a member of the SAP Executive Board. Doug Merritt, Corporate Officer, Business User, SAP, will then join the Business Objects entity and report to John Schwarz. Subject to the closing, SAP’s Supervisory Board intends to propose to elect Business Object founder Bernard Liautaud to the SAP Supervisory board at the company’s

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next shareholders meeting. Until that time, Liautaud will have an advisory role to Henning Kagermann on aspects of strategy and integration.
Tender Offer Details and Disclosure Information
     The transaction is to take the form of a tender offer under French law and a parallel tender offer under US law for all Business Objects shares and all American Depositary Shares representing Business Objects ordinary shares (the “ADS”), as well as all convertible bonds issued by Business Objects (the “Convertible Bonds”) and all warrants issued by Business Objects (the “Warrants”). The price to be offered per convertible bond will be € 50.65. Under the terms and conditions of the tender offer agreement, SAP will make a cash offer of € 42.00 per ordinary share and for American Depositary Shares (ADS) at the US$ equivalent based on the EUR/US$ exchange rate as of the settlement of the tender offers.
     The offers will only be opened for acceptances once the French stock exchange authority, the Autorité des marchés financiers (AMF), and the French Finance Ministry have granted their respective clearances. The offers will be subject to the following conditions: (i) Business Objects securities tendered in the offers represent at least 50.01 % of all voting rights on a fully diluted basis and (ii) receipt of EU and US antitrust approvals.
     The complete offer documents in accordance with French and US law will be submitted, together with further details of the offer, to the French financial services authority and the US Securities and Exchange Commission (SEC).
     Goldman Sachs acts as financial advisor to Business Objects; Deutsche Bank Securities Inc. acts as financial advisor to SAP.
Additional Information
     The tender offer for the outstanding ordinary shares, the Convertible Bonds and the warrants of Business Objects has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Business Objects securities. The solicitation and the offer to buy ordinary shares of Business Objects, the Convertible Bonds and the warrants will be made only pursuant to an offer to purchase and related materials that SAP and its subsidiary intend to file with the SEC on Schedule TO.

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Business Objects also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.
     Business Objects stockholders and other investors should read the Tender Offer Statement on Schedule TO, the Schedule 14D-9 as well as the Note d’Information and the Note en Réponse to be filed by SAP carefully because these documents will contain important information, including the terms and conditions of the tender offer.
     Business Objects stockholders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF’s website (amf-france.org) or with the SEC at the SEC’s website at www.sec.gov, in both cases without charge. Materials filed by SAP may be obtained for free at SAP’s web site, www.sap.com. Materials filed by Business Objects may be obtained for free at Business Objects’ web site, www.businessobjects.com.
     Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.
Press Conferences in Frankfurt and Paris
     SAP and Business Objects senior management will host parallel joint press conferences in two locations to discuss the transaction:
     in Frankfurt on Monday, October 8th at 3pm CET, 9am EST, and 6am PST (location: Japan-Center, Conference Center, 1st floor, Taunustor 2, 60311 Frankfurt am Main, Germany, http://www.taunustor.de/); dial in number: +1 480 629-9564 (US), +44 207 190 1596 (UK), +49 695 8999 0701 (Germany). Replay number: +1 303 590-3030 (US), +44 207 154 2833 (UK); Replay passcode: 3792655. The Frankfurt press conference will be webcast at www.sap.com/press, in Paris on Monday, October 8th at 3pm CET, 9am EST, and 6am PST (location: Hotel de Meurice, Paris); dial in number: +1 334 323 6201 (US), +44 207 162 0025 (UK), +33 17099 3208 (France). The Paris press conference will be webcast at http://wcc.webeventservices.com/view/wl/r.htm?e=95765&s=1&k=7CFDD62292014C7EA5B7220DD5D79C66&cb=genesys

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Investor and Financial Analyst Conference Call
     The press conferences will be followed by a joint investor and financial analyst conference call at 4 pm CET, 10 am EST and 7 am PST (Dial in number: +1 480 293-1744 (US), +44 207 190 1232 (UK), +49 695 8999 0706 (Germany)). Replay number: +1 303 590-3030 (US), +44 207 154 2833 (UK), Replay passcode: 3792656.
     The financial analyst conference call will be webcast at www.sap.com/investor
About SAP
SAP is the world’s leading provider of business software*. More than 41,200 customers in more than 120 countries run SAP® applications—from distinct solutions addressing the needs of small and midsize enterprises to suite offerings for global organizations. Powered by the SAP NetWeaver® platform to drive innovation and enable business change, SAP software helps enterprises of all sizes around the world improve customer relationships, enhance partner collaboration and create efficiencies across their supply chains and business operations. SAP solution portfolios support the unique business processes of more than 25 industries, including high tech, retail, financial services, healthcare and the public sector. With subsidiaries in more than 50 countries, the company is listed on several exchanges, including the Frankfurt stock exchange and NYSE under the symbol “SAP.” (Additional information at <http://www.sap.com>)
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 44,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information. Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated recommendation by the Business Objects Board of the transaction to shareholders, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of Business Objects, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction (including SAP’s ability to tender successfully for at least 50.01% of all voting rights on a fully diluted basis), the impact on minority shareholders who do not tender into the offer, the failure to retain key Business Objects employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and Business Objects to achieve the anticipated synergies of the proposed transaction and other risks detailed in Business Objects’ SEC filings, including those discussed in Business Objects’ quarterly report on Form 10-Q for the quarter ended June 30, 2007, which is on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to SAP are intended to identify such forward-looking statements. SAP undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect SAP’s future financial results are discussed more fully in SAP’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F filed with the SEC. Statements regarding the expected date of closing of the tender offer, and expected integration, growth and improved customer service benefits are forward-looking statements and are subject to risks and uncertainties including among others: uncertainties as to the timing of the tender offer, the satisfaction of closing conditions, including the receipt of regulatory approvals, whether certain industry segments will grow as anticipated, the competitive environment among providers of software

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solutions, and difficulties encountered in integrating companies and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to SAP are intended to identify such forward-looking statements. SAP undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations The factors that could affect SAP’s future financial results are discussed more fully in SAP’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.
# # #
For more information, press only:
Herbert Heitmann, SAP, +49 (6227) 7-61137, herbert.heitmann@sap.com, CET
Christoph Liedtke, SAP, +49 6227 7-50383, christoph.liedtke@sap.com, CET
Frank Hartmann, SAP, +49 (6227) 7-42548, f.hartmann@sap.com, CET
Marge Breya, Business Objects, +1 408 953-6092, marge.breya@businessobjects.com, PST
Philippe Laguerre, Business Objects, +1 33 (1) 41 25 38 15, plaguerre@businessobjects.com, EST
For more information, financial analysts only:
Stefan Gruber, SAP, +49 (6227) 7-44872, investor@sap.com, CET
Martin Cohen, SAP, +1 (212) 653-9619, investor@sap.com, EST
Edouard Lasalle, Business Objects, +33 (1) 41 25 24 33, edouard.lassalle@businessobjects.com, CET
Nina Camara, Business Objects, +1 (408) 953-6138, nina.camara@businessobjects.com, PST
Note to Editors
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(*) SAP defines business software as comprising enterprise resource planning and related applications such as supply chain management,  customer relationship management, product life-cycle management and supplier relationship management.
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